Exhibit (d)(36)


                                     FORM OF

                             SUB-ADVISORY AGREEMENT

         SUB-ADVISORY AGREEMENT made this 30th day of September, 2009, between PNC Capital Advisors, LLC (the "Adviser"), a Delaware limited liability company, on behalf of The Allegiant Funds ("Trust") a Massachusetts business trust, and GE Asset Management Incorporated (the "Sub-Adviser"), an investment adviser having its principal place of business in Stamford, Connecticut.

         WHEREAS, the Adviser serves as investment adviser to the Trust, a multiple series, registered open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") pursuant to an Interim Investment Advisory Agreement dated ________________, 2009 ("Advisory Agreement");

         WHEREAS, the Trust operates pursuant to the conditions in its Manager-of-manager Order from the Securities and Exchange Commission (SEC File No. IC-27596) ("Order");

         WHEREAS, the Adviser has agreed to provide certain investment advisory duties under the Advisory Agreement and the Adviser is permitted to delegate certain of its investment advisory duties under the Advisory Agreement and consistent with the Order; and

         WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment advisory services to the International Equity Fund, an investment portfolio of the Trust (the "Fund") and may retain the Sub-Adviser to serve in such capacity, and the Sub-Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. APPOINTMENT. Adviser hereby appoints the Sub-Adviser to act as sub-adviser to the Fund as permitted by the Adviser's Advisory Agreement with the Trust pertaining to the Fund for the period and on the terms set forth in this Agreement and consistent with the Order. It is understood that the Adviser may assign a portion of or none of the assets of the Fund (the "Fund Account") to the Sub-Adviser, and that the Adviser has the right to allocate and reallocate such assets to the Fund Account at any time, and from time to time, upon such notice to the Sub-Adviser as, in the Adviser's opinion, may be reasonably necessary to ensure orderly management of the Fund. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. SUB-ADVISORY SERVICES. Subject to the supervision of the Trust's Board of Trustees, the Sub-Adviser will assist the Adviser in providing a continuous investment program for the Fund, including investment research and management with respect to all securities and investments, and cash equivalents to the extent applicable, in the Fund Account. The Sub-Adviser may determine what securities and other investments will be purchased, retained or sold by the Trust for the Fund Account, including with the assistance of the Adviser, the Fund Account's investments in futures and forward currency contracts; manage in consultation with the Adviser the Fund Account's temporary investments in securities; and manage the Fund Account's overall cash position, and determine from time to time what portion of the Fund Account's assets will be held in different currencies. The Sub-Adviser will provide the services under this Agreement in accordance with the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trusts's Board of Trustees. The Sub-Adviser acknowledges that the Adviser and the Trust may rely on Rules 17a-7, 17a-10, 10f-3 and 17e-1 under the 1940 Act, and the Sub-Adviser hereby agrees that it shall not consult with any other investment adviser to the Trust with respect to transactions in securities for the Fund Account or any other transactions in the Trust's assets, other than for the purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

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3. BROKERAGE. The Sub-Adviser shall select brokers and dealers for any purchase or sale of assets of the Fund Account and is hereby directed to obtain for the Fund Account in such transactions "best price and best execution." Consistent with the foregoing and to the extent permitted by the 1940 Act, the Sub-Adviser may, in the allocation of portfolio brokerage business and the payment of brokerage commissions, consider the brokerage and research services furnished the Sub-Adviser by brokers and dealers, in accordance with the provisions of
Section 28(e) of the Securities Exchange Act of 1934, as amended. In no instance will portfolio securities be purchased from or sold to an affiliated person of the Adviser, the Sub-Adviser, or any affiliated person of the Company, the Adviser or the Sub-Adviser, except to the extent permitted by the 1940 Act and the Securities and Exchange Commission (the "SEC").

4. COVENANTS BY SUB-ADVISER. The Sub-Adviser agrees that with respect to the services provided to the Company, it:

    (a) will use the same skill and care in providing such services as it uses in providing services to its other accounts for which it has investment responsibilities and will act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

    (b) will conform with all applicable rules and regulations of the SEC under the 1940 Act, and in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Adviser;

    (c) will be responsible for taking action with respect to any voluntary corporate actions, proxies, notices, reports and other communications relating to any of the Fund Account's portfolio securities, except that to the extent the Adviser instructs the Sub-Adviser to vote proxies on behalf of the Fund Account, such proxies will be voted pursuant to the Sub-Adviser's proxy voting policy and any such reports will be provided in a standardized format. In addition, the Sub-Adviser will bear no responsibility in connection with class actions relating to the Fund or Fund Account's portfolio securities, including filing proofs of claims, but shall promptly notify the Adviser to the extent the Sub-Adviser is made aware of such a class action with respect to the Fund or Fund Account;

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    (d)   will maintain all books and records with respect to the securities transactions of the Fund Account, will furnish the Adviser and Trust's Board of Trustees with such periodic and special reports as the Adviser or the Board may reasonably request with respect to the Fund Account, and will provide in advance to the Adviser all reports to the Trust's Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings;

    (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Fund, the respective portfolio holdings, and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

    (f) will attend regular business and investment-related meetings with the Trust's Board of Trustees and the Adviser if requested to do so by the Trust and/or the Adviser; and

    (g) in providing the services described in this Agreement, the Sub-Adviser will not consult with any other investment advisory firm that provides investment advisory services to the Fund or any other investment company sponsored by the Adviser regarding transactions for the Fund in securities or other assets, except as permitted by applicable law.

5. SUB-ADVISER'S REPRESENTATIONS. The Sub-Adviser hereby represents and warrants that it (i) is duly registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended; and (ii) that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

6. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with the Fund's most recent Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto. The Adviser will furnish the Sub-Adviser from time to time, with copies of all amendments of or supplements to the foregoing. The Sub-Adviser agrees to furnish to the Adviser and the Trust such information with regard to its affairs as each may reasonably request.

7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Company's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

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8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable quarterly, from the Adviser, calculated at the annual rate of 0.55% of the first $50 million of assets managed, 0.50% of assets managed between $50 million and $100 million, 0.45% of assets managed between $100 million and $150 million, and 0.40% of assets managed over $150 million.

9. EXPENSES. The Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund Account.

10. LIMITATION OF LIABILITY. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, the Sub-Adviser shall not be liable for any action or omission in the course of, or connected with, rendering services hereunder. The Adviser shall hold the Sub-Adviser harmless for any loss suffered as a consequence of any action or inaction of any other service provider to the Fund or Account in failing to observe the instructions of the Adviser or the Sub-Adviser and for any losses, claims, damages, liabilities or litigation (including legal and other reasonable expenses) arising out of or based on registration statements, shareholder reports, proxy materials, sales literature or other materials pertaining to the Fund. For the avoidance of doubt, it is agreed that the relative investment performance of the Fund Account shall not constitute a breach by the Sub-Adviser of these obligations. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, the Adviser shall not be liable for any action or omission in the course of, or connected with this Agreement. Subject to the foregoing limitations, the Sub-Adviser shall hold the Adviser harmless (including costs and expenses and associated attorney's fees) from and against any claim made involving the conduct of the Sub-Adviser.

11. DURATION AND TERMINATION.

    (a) This Agreement will become effective as of the date first written above, and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust.

    (b) This Agreement may be terminated at any time without the payment of any penalty, on sixty (60) days prior written notice by the Sub-Adviser or by the Adviser or by a vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund.

    (c) This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.

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12. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed to:

         IF TO THE ADVISER:

         PNC Capital Advisors, LLC
         Attn: _____________________

         ___________________________

         ___________________________

         With a copy to:

         The PNC Financial Services Group, Inc.
         Attn:  Jennifer E. Vollmer, Esq.
         1600 Market Street, 28th Floor
         Philadelphia, PA 19103

         IF TO THE SUB-ADVISER:

         GE Asset Management
         Attn: General Counsel
         3001 Summer Street
         Stamford, CT 06904

13. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent the Sub-Adviser or any affiliated person (as defined in the 1940 Act) of the Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Fund under this Agreement. For the avoidance of doubt, the foregoing does not in any way limit the Sub-Adviser's ability to provide investment advisory or subadvisory services to another investment vehicle with similar investment objectives to the Fund.

14. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement for which approval by the outstanding voting securities of the Fund is required under the 1940 Act shall be effective until approved by vote of a majority of the outstanding voting securities of the Fund.

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15. GOVERNING LAW. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Delaware.

16. SEVERABILITY. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

17. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                             PNC CAPITAL ADVISORS, LLC

                                             By:
                                                 -------------------------------

                                             GE ASSET MANAGEMENT INCORPORATED

                                             By:
                                                --------------------------------

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